SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 3, 2004



                           CONSTELLATION BRANDS, INC.
               (Exact Name of Registrant as Specified in Charter)

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

               Delaware                                001-08495                             16-0716709
     (State or Other Jurisdiction              (Commission File Number)                     (IRS Employer
            of Incorporation)                                                         Identification Number)

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      370 Woodcliff Drive, Suite 300, Fairport, New York               14450
           (Address of Principal Executive Offices)                 (Zip Code)

                        (585) 218-3600
      Registrant's telephone number, including area code

                                 Not Applicable
                         (Former Name or Former Address,
                          If Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01.                 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

         On November 3, 2004, Constellation Brands, Inc., a Delaware corporation ("Constellation"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Robert Mondavi Corporation, a California corporation ("Mondavi"), and RMD Acquisition Corp., a California corporation ("Merger Sub") and a wholly-owned subsidiary of Constellation, pursuant to which Constellation will acquire The Robert Mondavi Corporation.

         On the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Mondavi, with Mondavi as the surviving corporation (the "Merger"), and (1) each share of Class A Common Stock of Mondavi, without par value (the "Mondavi Class A Common Stock") issued and outstanding at the effective time of the Merger, other than the shares of Mondavi Class A Common Stock owned by Constellation, Merger Sub or Mondavi (or any of their respective direct or indirect wholly-owned subsidiaries) and other than the shares for which Mondavi shareholders have properly demanded appraisal ("Appraisal Shares"), will be converted into the right to receive $56.50 net in cash, and (2) each share of Class B Common Stock of Mondavi, without par value (the "Mondavi Class B Common Stock," and together with the Mondavi Class A Common Stock, the "Mondavi Common Stock") issued and outstanding at the effective time of the Merger, other than the shares of Mondavi Class B Common Stock owned by Constellation, Merger Sub or Mondavi (or any of their respective direct or indirect wholly-owned subsidiaries) and other than the Appraisal Shares, will be converted into the right to receive $65.82 net in cash.

         Completion of the Merger is subject to the approval by the holders of a majority of the Class A Common Stock of Mondavi (other than holders of shares of Class A Common stock who are also recordholders of shares of Class B Common stock) and the holders of a majority of the Class B Common Stock of Mondavi. In that regard, certain of the members of the Mondavi family who collectively beneficially own more than a majority of the outstanding shares of Class B Common Stock have agreed to vote all of the shares of capital stock of Mondavi held by them in favor of the Merger Agreement and the Merger.

         The Merger Agreement also provides, among other things, that Mondavi will immediately terminate any existing activities, discussions or negotiations with any party conducted with respect to any merger, reorganization or consolidation, except that Mondavi may continue its existing activities, discussions or negotiations with respect to an acquisition of Mondavi by certain persons with whom Mondavi has had previous discussions.

         The Merger Agreement is subject to the satisfaction of other conditions customary to transactions of this type, including governmental and regulatory approvals. The companies expect to complete the transaction by the end of 2004 or early 2005.

         The above description of the Merger, Merger Agreement and related transactions and agreements is qualified in its entirety by the terms of the Merger Agreement, which is attached hereto as Exhibit 99.1.

ITEM 7.01.                 REGULATION FD DISCLOSURE

         On November 3, 2004, Constellation and Mondavi issued a joint press release announcing the execution of the definitive agreement for the Merger. A copy of that press release is furnished herewith as Exhibit 99.2.


ITEM 9.01.                 FINANCIAL STATEMENTS AND EXHIBITS

                  (a) Not applicable.

                  (b) Not applicable.

                  (c) Exhibits



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 Exhibit No.             Document Designation

99.1 Agreement and Plan of Merger, dated as of November 3, 2004, by and among Constellation, a Delaware corporation, RMD Acquisition Corp., a California corporation and a wholly-owned subsidiary of Constellation, and The Robert Mondavi Corporation, a California corporation.

99.2 Joint press release issued by Constellation and The Robert Mondavi Corporation on November 3, 2004.





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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           CONSTELLATION BRANDS, INC.


Date:  November 4, 2004       By: /s/ Thomas S. Summer
                                  ----------------------------------------------
                                      Thomas S. Summer, Executive Vice President
                                      and Chief Financial Officer





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                                  EXHIBIT INDEX

Exhibit No.              Document Designation

99.1 Agreement and Plan of Merger, dated as of November 3, 2004, by and among Constellation, a Delaware corporation, RMD Acquisition Corp., a California corporation and a wholly-owned subsidiary of Constellation, and The Robert Mondavi Corporation, a California corporation.

99.2                  Joint press release issued by Constellation Brands, Inc.
                      and The Robert Mondavi Corporation on November 3, 2004.